Exhibit 99.1

Contact: Mark J. grescovich, President & CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

Banner Corporation to Acquire Idaho Banking Company

WALLA WALLA, WASHINGTON and BOISE, IDAHO –  April 24, 2014 –  Banner Corporation (“Banner”) (NASDAQ: BANR), the holding company for Banner Bank and Islanders Bank, and Idaho Bancorp (OTCBB: IDBC), the holding company for Idaho Banking Company, today announced the signing of an agreement pursuant to which Banner will purchase all of the stock and equity interests in Idaho Banking Company and merge it with and into Banner Bank.  The combined company will have approximately $4.6 billion in assets and will be the fourth largest Pacific Northwest headquartered commercial bank as ranked by assets.

"We are pleased to have Idaho Banking Company join the Banner Bank team,” stated Mark Grescovich, Banner’s President and Chief Executive Officer. “This transaction presents a unique opportunity for Banner to expand our presence in the Boise market, which is the third largest metropolitan market in the Pacific Northwest.  The combination of our two organizations provides the opportunity to create revenue and cost synergies while offering Idaho Banking customers a broader product offering, increased lending limits and an expanded branch delivery system that stretches throughout the Pacific Northwest.”

Jim Latta, President and CEO of Idaho Bancorp and Idaho Banking Company, commented, “This combination allows us to partner with a strong community bank that is focused on providing great customer service, a deep commitment to the communities where it operates and an excellent environment for employees to perform and advance.  We look forward to working with the management team at Banner Bank to better serve and become the bank of choice in Southern Idaho.”

The boards of Banner and Idaho Bancorp unanimously approved the transaction, which is subject to regulatory approval and other customary conditions of closing.  The transaction provides for the payment to Idaho Bancorp of $2.6 million for all of its stock and equity interest in Idaho Banking Company, a wholly owned subsidiary company.  The purchase agreement contemplates that Idaho Bancorp (the holding company) will file a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code and that the sale will be conducted under Section 363 of the Bankruptcy Code.

The bankruptcy filing by Idaho Bancorp will only affect Idaho Bancorp and will not impact the operations of Idaho Banking Company.  Idaho Banking Company will continue to operate separately from Idaho Bancorp and will serve its customers and conduct business as usual with customer deposits insured to the fullest extent allowable by the Federal Deposit Insurance Corporation.  Upon closing of the transaction, which is anticipated to take place in the third quarter of 2014, Idaho Banking Company will be merged into Banner Bank.

About Banner Corporation

Banner Corporation is a $4.5 billion in assets bank holding company operating two commercial banks in Washington, Oregon and Idaho. Banner serves the Pacific Northwest region through a network of 87 branch offices with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

About Idaho Bancorp

Idaho Bancorp is headquartered in Boise, Idaho, and is the parent company of Idaho Banking Company, a state-chartered commercial bank and member of the Federal Reserve System, which was organized in 1996 and operates four branch offices.  At December 31, 2013, Idaho Banking Company had $100 million in assets, $62 million in loans and $96 million in deposits.  The Company serves clients throughout southwestern Idaho.  For more information, visit the Company's web site at www.idahobankingco.com.

BANR - Press Release
April 24, 2014

Forward-Looking Statements

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.  Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release other than historical facts constitute forward-looking statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the Banner Bank-Idaho Banking Company merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) U.S. Bankruptcy Court approval of the sale of Idaho Banking Company might not be obtained; (3) the requisite regulatory approvals for the Banner Bank-Idaho Banking Company merger might not be obtained; (4) whether Banner will be successful in the sale process that is being conducted pursuant to Chapter 363 of the Bankruptcy Code (5) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (6) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets; (7) competitive pressures among depository institutions; (8) interest rate movements and their impact on customer behavior and net interest margin; (9) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (10) fluctuations in real estate values; (11) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (12) the ability to access cost-effective funding; (13) changes in financial markets; (14) changes in economic conditions in general and in Washington, Idaho and Oregon in particular; (15) the costs, effects and outcomes of litigation; (16) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (17) changes in accounting principles, policies or guidelines;  (18) future acquisitions by Banner of other depository institutions or lines of business; and (19) future impairment of intangible assets due to changes in Banner’s business, changes in market conditions, or other factors.

Neither Banner nor Idaho Bancorp undertakes any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Participants in this Transaction

Banner Corporation
Mark J. Grescovich,
President & CEO
Lloyd W. Baker, CFO
(509) 527-3636

Idaho Bancorp
James C. Latta, President & CEO
(208) 472-4702
www.idahobankingco.com